                          LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of January 31, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and MOLDFLOW CORPORATION, a Delaware corporation with its chief executive office located at 430 Boston Post Road, Wayland, Massachusetts 01778 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of November 13, 2001, evidenced by, among other documents, a certain Loan Agreement dated as of November 13, 2001, between Borrower and Bank, as amended by certain Loan Modification Agreements dated June 11, 2001, June 26, 2001, December 6, 2002, June 25, 2003, January 15, 2004, November ___, 2004 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

      Hereinafter, the Loan Agreement, together with all other documents evidencing the Obligations shall be referred to as the "Existing Loan Documents".

2.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:

                        ""MATURITY DATE" means February 2, 2005."

                  and inserting in lieu thereof the following:

                        ""MATURITY DATE" means February 2, 2007."

            2. The Loan Agreement is amended by deleting the following text appearing in Section 5.2(a) thereof:

                              "(a) Borrower shall deliver to Bank: (i) no later
                        than thirty (30) days after the last day of each quarter, and if there are Advances outstanding then no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;"

                  and inserting in lieu thereof the following:

                              "(a) Borrower shall deliver to Bank: (i) no later
                        than forty-five (45) days after the last day of each quarter, and if there are Advances outstanding then no later than forty-five (45) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank;"

            3. The Loan Agreement shall be amended by deleting the following provision appearing as Section 5.2(b) thereof:

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                              "(b) Borrower shall deliver to Bank a Borrowing
                        Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listing of accounts receivable (by invoice date): (i) within twenty-five
                        (25) days of the last day of each month in which Advances were outstanding, and (ii) within forty-five
                        (45) days of the last day of each quarter in which Credit Extensions (other than Advances) were outstanding."

                  and inserting in lieu thereof the following:

                              "(b) Borrower shall deliver to Bank a Borrowing
                        Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listing of accounts receivable (by invoice date): (i) within forty-five (45) days of the last day of each month in which Advances were outstanding, and (ii) within forty-five (45) days of the last day of each quarter."

            4. The Loan Agreement shall be amended by deleting the following provision appearing as Section 5.2(c) thereof:

                              "(c) Within thirty (30) days after the last day of
                        each quarter, Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C."

                  and inserting in lieu thereof the following:

                              "(c) (i) within forty-five (45) days of the last
                        day of each month in which Advances were outstanding, and (ii) within forty-five (45) days of the last day of each quarter, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT C."

            5. The Loan Agreement shall be amended by deleting the following provision appearing in Section 5.3 entitled "Inventory; Return":

                              "5.3 INVENTORY; RETURNS. Returns and allowances
                        between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000.00)."

                  and inserting in lieu thereof the following:

                              "5.3 INVENTORY; RETURNS. Returns and allowances
                        between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Three Hundred Thousand Dollars ($300,000.00)."

            6. The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.3 entitled "Mergers or Acquisitions":

                              "6.3 MERGERS OR ACQUISITIONS. Merge or
                        consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than (i) mergers, consolidations, capital contributions, acquisitions, or other like transactions

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                        between Parent and any Subsidiary or between
                        Subsidiaries, (ii) acquisitions by Borrower of all or substantially all of the capital stock or property of another Person (each instance of the above defined as a "Transaction"); provided, however, that (A) each Transaction does not decrease Borrower's cash and cash equivalents by more than Fourteen Million Dollars ($14,000,000.00); (B) the aggregate Transactions in any fiscal year do not decrease Borrower's cash and cash equivalents by more than Twenty Million Dollars ($20,000,000.00); (C) each Transaction will not result, whether solely as a result of the passage of time, or otherwise, in the occurrence of an Event of Default; and
                        (D) Borrower is the surviving entity."

                  and inserting in lieu thereof the following:

                              "6.3 MERGERS OR ACQUISITIONS. Merge or
                        consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person other than (i) mergers, consolidations, capital contributions, acquisitions, or other like transactions between Parent and any Subsidiary or between Subsidiaries, (ii) acquisitions by Borrower of all or substantially all of the capital stock or property of another Person (each instance of the above defined as a "Transaction"); provided, however, that (A) the aggregate Transactions in any fiscal year do not decrease Borrower's cash and cash equivalents by more than Twenty Million Dollars ($20,000,000.00); (B) each Transaction will not result, whether solely as a result of the passage of time, or otherwise, in the occurrence of an Event of Default; and (C) Borrower, or its Subsidiary, is the surviving entity (provided, however, that in the event Borrower's Subsidiary is the surviving entity, at Bank's option, such Subsidiary shall assume all obligations under this Agreement pursuant to documentation acceptable to Bank, in Bank's sole discretion, prior to, or simultaneous with, the closing of such Transaction)."

            7. The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.2 entitled "Changes in Business, Management or Business Locations":

                              "6.2 CHANGES IN BUSINESS, MANAGEMENT OR BUSINESS
                        LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in the management of the Borrower."

                  and inserting in lieu thereof the following:

                              "6.2 CHANGES IN BUSINESS, MANAGEMENT OR BUSINESS
                        LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in the management of the Borrower. Borrower's providing of software, systems and other services for purposes unrelated to plastics does not represent a change of business."

            8. The Compliance Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT A hereto.

3. FEES. Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and payable as follows: (i) Twelve Thousand Five Hundred Dollars ($12,500.00) upon the execution of this Loan Modification Agreement, and (ii) Twelve Thousand Five Hundred Dollars ($12,500.00) on the sooner to occur of (x) an Event of Default,
(y) the early termination of Loan

Agreement, or January 31, 2006. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Documents, and confirms that the indebtedness includes, without limitation, the Obligations.

6. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank .

            [The remainder of this page is intentionally left blank]

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      This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                              BANK:

MOLDFLOW CORPORATION                   SILICON VALLEY BANK

By: /s/ A. Rolard Thomas               By: /s/
------------------------               -----------------------------------------

Name:  A. Rolard Thomas                Name: ___________________________________
------------------------
Title: President                       Title: __________________________________
------------------------
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                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

FROM: MOLDFLOW CORPORATION

      The undersigned authorized officer of Moldflow Corporation certifies that under the terms and conditions of the Loan Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

        REPORTING COVENANT                    REQUIRED           COMPLIES
Interim financial statements with CC  Quarterly within 45 days*  Yes   No
Annual (CPA Audited)                  FYE within 120 days        Yes   No
BBC with A/R  Agings                  Quarterly within 45 days*  Yes   No

*Monthly w/in 45 days if Advances outstanding.

       FINANCIAL COVENANT           REQUIRED        ACTUAL    COMPLIES
Maintain on a Quarterly  Basis:
Minimum Liquidity                $30,000,000.00  $__________  Yes   No

Maximum Net Loss:                *               $__________  Yes   No

*(i) ($500,000.00) for the Borrower's fiscal quarter ending 12/27/03 and for each quarter thereafter.

      COMMENTS REGARDING EXCEPTIONS: See Attached.        BANK USE ONLY

      Sincerely,                                    RECEIVED       BY:__________
      _______________________      Date:_______     DATE:_______________________
      SIGNATURE                                     REVIEWED       BY:__________
      _______________________                       COMPLIANCE STATUS: YES / NO
      TITLE